EXHIBIT 10.P.1
AMENDMENT NO. 1 TO THE
EL PASO CORPORATION
SEVERANCE PAY PLAN
     WHEREAS, El Paso Corporation (the “Company”) maintains the El Paso Corporation Severance Pay Plan (the “Plan”), as amended and restated effective as of October 1, 2002;
     WHEREAS, Section 6.2 of the Plan permits the Company from time to time to amend the Plan, in whole or in part;
     WHEREAS, it is intended hereby to amend the Plan to comply with Section 409A of the Internal Revenue Code of 1986, as amended.
     NOW, THEREFORE, the Plan is amended as follows:
     1. Section 2.2A is hereby added to the Plan as follows:
 “2.2A “Code” shall mean the Internal Revenue Code of 1986, as amended, and any and all regulations and rulings thereunder.”
     2. Section 4.2 is hereby amended in its entirety to read as follows:
 “4.2 Form and Time of Payment
    Except as provided hereunder for Specified Employees (as defined below), Severance Pay shall be paid in a lump sum in cash, less any applicable federal, state, local and foreign taxes required to be withheld. Severance Pay shall be paid as soon as administratively practicable after the expiration of the period during which the Eligible Employee may revoke the Separation Agreement pursuant to the terms of the Separation Agreement, provided that the Severance Pay shall be paid, as determined by the Plan Administrator in his sole discretion, no later than the later to occur of (i) the last day of the calendar year in which the Eligible Employee’s Qualifying Termination occurs or (ii) the 90th day following the day of the Eligible Employee’s Qualifying Termination. The Severance Pay payable to any Eligible Employee shall be solely the obligation of the Employer by whom the Eligible Employee was employed on his or her Termination Date. If an Eligible Employee is a “specified employee” as defined in Section 409A(a)(2)(B)(i) of the Code (“Specified Employee”), then any Severance Pay which is not otherwise exempt from Section 409A of the Code shall be paid during a 30-day period which commences on the date which is the day after the six-month anniversary of such Specified Employee’s Qualifying Termination.”

     3. Section 4.4 is hereby amended in its entirety to read as follows:
“4.4 Outplacement Benefits
     Each Eligible Employee whose termination of employment entitles him or her to Severance Pay shall be entitled to receive outplacement benefits from the Company at its expense. The scope, nature and duration of such outplacement benefits shall be as determined by the Company in its sole discretion; provided, that no outplacement benefits shall be for a period longer than six (6) months. Except as provided below with respect to a Specified Employee, the payment of any outplacement benefits provided in this Section 4.4 shall be made to the Eligible Employee as soon as administratively practicable after the Eligible Employee has provided the appropriate claim documentation, but in no event shall the payment for any such outplacement benefits be paid later than the last day of the calendar year following the calendar year in which the expense was incurred. Notwithstanding anything herein to the contrary, to the extent required by Section 409A of the Code: (1) the amount of outplacement benefits eligible for reimbursement or to be provided as an in-kind benefit under this Plan during a calendar year may not affect the outplacement benefits eligible for reimbursement or to be provided as an in-kind benefit in any other calendar year, and (2) the right to reimbursement or in-kind benefits under this Plan shall not be subject to liquidation or exchange for another benefit. With respect to a Specified Employee during the six-month period commencing the date after the Specified Employee’s termination of employment, the cost of any outplacement benefits provided in this Section 4.4 which are not otherwise exempt from Section 409A of the Code shall be paid by the Specified Employee to the outplacement service provider and reimbursed by the Company after the completion of such six-month period but no later than the last day of the calendar year following the calendar year in which such outplacement benefits were incurred.
     4. Section 4.5 is hereby amended in its entirety to read as follows:
“4.5 Continued Health Benefits
     Each Eligible Employee whose termination of employment entitles him or her to Severance Pay shall be entitled to receive the continued health benefits from the Company set forth on the attached Exhibit B and as set forth below. Except as provided below with respect to a Specified Employee, the payment of any health or medical claims for the health and medical coverage provided in this Section 4.5 shall be made to the Eligible Employee as soon as administratively practicable after the Eligible Employee has provided the appropriate claim documentation, but in no event shall the payment for any such health or medical claim be paid later than the last day of the calendar year following the calendar year in which the expense was incurred. Notwithstanding anything herein to the contrary, to the extent required by Section 409A of the Code: (1) the amount of medical claims eligible for reimbursement or to be provided as an in-kind benefit under this Plan during a calendar year may not affect the medical claims eligible for reimbursement or to be provided as an in-kind benefit in any other calendar year, and (2) the right to reimbursement or in-kind benefits under this Plan shall not be subject to liquidation or exchange for another benefit. With respect to a Specified Employee during the six-month period commencing the date after the Specified Employee’s termination of employment, the cost of any health or medical claims for health and medical coverage provided in this Section 4.4 which are not otherwise exempt from Section 409A of the Code shall be paid by the Specified Employee to the health and medical service provider and reimbursed by the Company after the completion of such six-month period but no later than the last day of the calendar year following the calendar year in which such health and medical expenses were incurred.”
        IN WITNESS WHEREOF, this amendment has been executed by the undersigned, thereunto duly authorized, effective as of January 1, 2007.

EL PASO CORPORATION
By:	/s/ Susan B. Ortenstone

ATTEST:
By:	/s/ Marguerite Woung-Chapman
Corporate Secretary